UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 13, 2011

HAMPSHIRE GROUP, LIMITED

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-20201 (Commission File Number)	06-0967107 (I.R.S. Employer Identification No.)

114 W. 41st Street, New York, New York (Address of principal executive offices)	10036 (Zip code)

(212) 840-5666
(Registrant’s telephone number including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Merger Agreement.

On June 13, 2011, Hampshire Group, Limited, a Delaware corporation (“Hampshire”), RG Merger Sub S.A., a Honduran sociedad anonima and an indirect wholly owned subsidiary of Hampshire (“Merger Sub”), Rio Garment S. de R.L., a Honduran limited liability company (the “Rio”), the equity holders of Rio (the “Equityholders”) and BGY II, LLC (in its capacity as the “Equityholders’ Representative”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) whereby Rio would be merged with and into Merger Sub and the separate corporate existence of Rio would cease (the “Merger”).  Hampshire, Merger Sub, Rio, the Equityholders and the Equityholders’ Representative are referred to herein collectively as the “Parties”.

The Merger Agreement provides that the aggregate consideration (the “Gross Merger Consideration”) payable by Hampshire will be an amount equal to (x) the product of (i) three (3) multiplied by (ii) “2011 EBITDA” (calculated as net income (or loss) plus the sum of interest expense net of interest income, federal income tax expense, if any, depreciation and amortization, for the 12 months ending December 31, 2011, subject to certain adjustments) (such product, the “Aggregate Value”), (y) adjusted for any working capital deficiency or excess (“Net Working Capital”) at the closing of the Merger (the “Closing”) and (z) minus $2 million that will be contributed to Rio by Hampshire at the Closing for the payment of certain trade payables.  The Merger Agreement provides that the net merger consideration payable by Hampshire to the Equityholders would be the Gross Merger Consideration minus (x) the aggregate amount of Rio’s indebtedness as of the Closing Date (the “Closing Indebtedness”) and (y) the aggregate amount of Rio’s transaction expenses (the “Transaction Expenses”), such amounts to be paid directly by Hampshire to such debtholders and advisors at the Closing.  Subject to certain adjustments provided in the Merger Agreement, the Gross Merger Consideration is payable 50% in cash and 50% in Hampshire common stock, par value $0.10 per share (the “Hampshire Common Stock”), such number of shares to be determined by reference to a 90-day weighted average price prior to Closing, but in no event less than $3.50 or greater than $4.00 per share.  At Closing, the Gross Merger Consideration will be based on an Aggregate Value of $23 million and estimates of Net Working Capital, Closing Indebtedness and Transaction Expenses, which, in each case, will be adjusted after Closing based on the actual amounts thereof.   In no event would Hampshire, Merger Sub or the Surviving Corporation be obligated to pay any amount in excess of $23 million. The Merger is expected to close in the third quarter of 2011.

The Merger Agreement provides that Hampshire will deposit $3.5 million in cash (the “Cash Escrow”) into an escrow account and will hold back and reserve for issuance $6.5 million of shares of Hampshire Common Stock (the “Stock Holdback Amount”).  Of the Cash Escrow, $1.75 million will be set aside in escrow for any post-Closing purchase price adjustment to be made in respect of Net Working Capital, Closing Indebtedness and Transaction Expenses; such adjustment is expected to be made approximately 60 days after Closing.  The remaining $1.75 million of the Cash Escrow and $2.75 million of the Stock Holdback Amount will be set aside in escrow or held back, as applicable, for a post-Closing purchase price adjustment in respect of any shortfall between actual 2011 EBITDA and 2011 EBITDA as estimated at Closing; such adjustment is expected to be made in connection with Hampshire’s completion of its 2011 audit of Rio or on or about March 31, 2012.  The remaining $3.75 million of the Stock Holdback will be held back for potential indemnification claims under the Merger Agreement.

The Merger Agreement contains customary representations and warranties for a Merger Agreement of this type.  The representations and warranties of Rio and Equityholders will survive for 18 months following the Closing, with the exception of certain fundamental representations and warranties, which would survive indefinitely, and certain representations and warranties concerning tax, labor and employee matters, which would survive for 60 days following the expiration of the relevant statute of limitations.  The covenants contained in the Merger Agreement would survive in accordance with their terms.

The Merger Agreement provides that, prior to Closing, Rio will operate its business in the ordinary course.  During this period, the Merger Agreement limits Rio’s ability, to, among other things, (i) issue equity, (ii) pay dividends, (iii) make acquisitions or dispositions, (iv) make capital expenditures in excess of $25,000, (v) enter into transactions with affiliates, (vi) enter into or amend material contracts, (vii) increase the compensation of directors, officers and employees and (viii) incur debt outside the ordinary course that would not be repaid at Closing but in no event greater than $15,000.

The Merger Agreement contains certain conditions that must be satisfied before a Party will be required to close the Merger, including, among other things (i) the bring-down of the representations and warranties of the other Party, (ii) the other Party materially complying with its covenants, (iii) the delivery of certain third-party consents, (iv) the execution of certain employment agreements and non-competition agreements and (v) the appointment of two board designees of the Equityholders to the Board of Directors of Hampshire (the “Board”), pursuant to the Stockholders Rights Agreement described below.

The Merger Agreement contemplates that the Equityholders will, jointly and severally, indemnify Hampshire for losses arising out of breaches of the representations and warranties of Rio and the Equityholders, as well as a failure of Rio or the Equityholders to comply with its covenants under the Merger Agreement.  Notwithstanding the foregoing, the Equityholders will not be obligated to indemnify Hampshire for any losses unless the aggregate amount of any such losses exceeds $275,000 (the “Deductible”), and then only for losses in excess of the Deductible.  The maximum aggregate amount of losses payable by the Equityholders will not exceed 37.5% of the gross merger consideration (the “Indemnification Cap”).  Breaches of covenants and certain fundamental and tax representations and fraud are not subject to the Deductible or the Indemnification Cap.

The Merger Agreement may be terminated at any time prior to the Closing: (i) by mutual agreement of the Parties; (ii) by either Party if the Closing has not occurred by August 15, 2011, provided, that such date may be extended by mutual written consent of the Parties; (iii) by a Party if the other Party has breached a representation, warranty or covenant that results in the failure of a Closing condition and such breach is not cured within 10 business days; (iv) by a Party if the other Party’s conditions to Closing become impossible to satisfy; (v) by either Party if an injunction has been issued that prohibits the consummation of the Merger or (vi) by Hampshire if the sum of the Closing Indebtedness and Transaction Expenses exceed the amount that would otherwise be payable by Hampshire at Closing.

The description of the Merger Agreement contained in this Form 8-K is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 10.1, which is hereby incorporated herein in its entirety by reference.

               The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Hampshire or its affiliates or subsidiaries. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the Parties, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the Parties instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the Parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Hampshire, Rio, the Equityholders or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the public disclosures of Hampshire.

Voting Agreement

The Merger Agreement provides that, at Closing, Hampshire and the Equityholders will enter into a voting agreement (the “Voting Agreement”).  The Voting Agreement provides that, for as long as the Equityholders have a right to designate a Board nominee pursuant to the Stockholders Rights Agreement (described below), the Equityholders would vote the shares of Hampshire Common Stock acquired pursuant to the Merger (and any subsequently acquired) in favor of each other nominee to the Board nominated for election by the Nominating and Corporate Governance Committee of the Board.  In addition, the Voting Agreement provides that, if requested by Hampshire, the Equityholders would be obligated to vote in favor of certain amendments to Hampshire’s Certificate of Incorporation.

The description of the Voting Agreement contained in this Form 8-K is qualified in its entirety by reference to the full text of the form of Voting Agreement, a copy of which is attached hereto as Exhibit 10.2, which is hereby incorporated herein in its entirety by reference.

Stockholder Rights Agreement

The Merger Agreement provides that, at Closing, Hampshire and the Equityholders will enter into a stockholder rights agreement (the “Stockholder Rights Agreement”), pursuant to which the Equityholders would have the right to designate two members to the Board.  The Stockholder Rights Agreement also provides that the Equityholders’ right to representation on the Board would be reduced to the right to designate one director if their collective ownership of Hampshire Common Stock declines after Closing by 10% of the total issued and outstanding shares of Hampshire Common Stock as of the Closing, and the Equityholders’ right to representation on the Board would terminate in its entirety when their ownership declines by an additional 10% of the total issued and outstanding shares of Hampshire Common Stock as of the Closing.  Furthermore, the Stockholder Rights Agreement also provides that the Equityholders would have the right to have one of their designees on each committee of the Board, subject to certain limitations.

The Stockholder Rights Agreement provides that the Equityholders would be subject to a standstill for three years following the Closing, or, if the Equityholders’ designee is not elected chairman of the Board at or before Hampshire’s 2012 annual meeting of stockholders, for two years following the Closing; however, the Equityholders would not be prohibited from acquiring, after September 1, 2011, Hampshire Common Stock if the Equityholders would not, as a result of such acquisitions, beneficially own more than 34.9% of the total outstanding Hampshire Common Stock, excluding stock options or shares received by an Equityholder in his capacity as an employee of Hampshire or one of its affiliates (the “Permitted Cap”).   In addition, the Stockholder Rights Agreement provides that, for two years following the Closing, the Equityholders would be prohibited from selling Hampshire Common Stock, subject to certain exceptions, including if the price of a share of Hampshire Common Stock exceeds certain specified levels.

Pursuant to the Stockholder Rights Agreement, the Equityholders would also be entitled to certain “piggy-back” registration rights with the respect to the Hampshire Common Stock they receive pursuant to the Merger.

The description of the Stockholder Rights Agreement contained in this Form 8-K is qualified in its entirety by reference to the full text of the form of Stockholder Rights Agreement, a copy of which is attached hereto as Exhibit 10.3, which is hereby incorporated herein in its entirety by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02.  The issuance of the shares of Hampshire Common Stock pursuant to the Merger Agreement is exempt from the registration requirements under the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) of the Act as a transaction by an issuer not involving a public offering.

Item 3.03. Material Modification to Rights of Security Holders.

On June 13, 2011, prior to the execution of the Merger Agreement, the Board approved an Amendment (the “Amendment”) to the Rights Agreement, dated as of August 13, 2008 between Hampshire and Mellon Investor Services, LLC, as rights agent (the “Rights Agreement”).

The Amendment, among other things, renders the Rights Agreement inapplicable to (i) the Merger, the Merger Agreement and the transactions contemplated thereby and (ii) the Equityholders’ acquisition of Hampshire Common Stock up to the Permitted Cap, in accordance with the terms of the Stockholder Rights Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 8.01. Other Events.

On June 14, 2011, Hampshire issued a press release announcing the execution of the Merger Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit #	Description
3.1	Second Amendment to Rights Agreement, dated as of June 13, 2011 by and between Hampshire Group, Limited and Mellon Investor Services LLC
10.1	Agreement and Plan of Merger, dated June 13, 2011, by and among Hampshire Group, Limited, RG Merger Sub, S.A., Rio Garment S. de R.L., the Equityholders of Rio and BGY II, LLC
10.2	Form of Voting Agreement
10.3	Form of Stockholder Rights Agreement
99.1	Press Release, dated June 14, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAMPSHIRE GROUP, LIMITED

	By:	/s/ Heath L. Golden
	Name:	Heath L. Golden
	Title:	President and Chief Executive Officer
Dated: June 17, 2011

EXHIBIT INDEX
Exhibit #	Description
3.1	Second Amendment to Rights Agreement, dated as of June 13, 2011 by and between Hampshire Group, Limited and Mellon Investor Services LLC
10.1	Agreement and Plan of Merger, dated June 13, 2011, by and among Hampshire Group, Limited, RG Merger Sub, S.A., Rio Garment S. de R.L., the Equityholders of Rio and BGY II, LLC
10.2	Form of Voting Agreement
10.3	Form of Stockholder Rights Agreement
99.1	Press Release, dated June 14, 2011